CLIENT INITIALS   /s/ GK

Date: June 30, 2008

PRIVATE & CONFIDENTIAL

AMENDED AND RESTATED ENGAGEMENT AGREEMENT FOR MANAGEMENT AND BUSINESS DEVELOPMENT CONSULTING

This letter of Agreement will confirm our understanding of the terms and conditions under which AJENE WATSON (“AWATSON”) is engaged (the “Engagement”) by eDOORWAYS Corporation and/or any affiliate thereof (collectively, the “Company” or “CLIENT”) as its consultant in connection with the development and implementation of an Entertainment Division of the eDOORWAYS Corporation.

This is an Amended and Restated Agreement that supercedes and takes precedence over the previous agreement between the two parties entitled “Engagement Agreement for Management and Business Development Consulting” executed by the parties on March 10th, 2008. This Agreement is deemed to be effective as of that date, and contains several changes implemented to simplify and eliminate several compensation issues in the March 10th Agreement.

RECITALS

A.	Company desires that AWATSON, as a consultant, assist in the overall business development, implementation, and launch of the eDOORWAYS brand and company,and,

B.	Company desires that AWATSON, as a consultant, assume primary responsibility for the extension and implementation of the eDOORWAYS brand into the entertainment vertical market, and,

C.	The parties desire to memorialize in writing the terms of their Engagement with regard to AWATSON's consultancy compensation therefore.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and AWATSON hereby agree as follows:

1.	Consultant Services

AWATSON's overall objective is to the best extent of its abilities investigate, develop and incorporate an Entertainment Business as a division of eDOORWAYS and render all other assistance that the Company may require from time to time as it pertains to the overall business development and launch of eDOORWAYS brand and company. In this respect, AWATSON will provide consulting to the Company mat may include any or all of the following:

AMENDED AND RESTATED ENGAGEMENT AGREEMENT FOR MANAGEMENT &
DEVELOPMENT CONSULTING By AJENE WATSON-6//30/08

CLIENT INITIALS   /s/ GK

■	Assuming the lead role in the creation of all marketing, advertising and other strategic elements required in implementing the brand in the music and film markets;

■	Assist in the development, implementation, and launch of the eDOORWAYS brand as required by Company;

■	From time to time provide assistance of Client as the company launches and builds the eDOORWAYS brand and company.

■	Identification and screening of prospective strategic partners, acquisitions of existing entertainment related companies and eDOORWAYS investment into R&D/developmental stage companies;

■	Assistance in negotiating and timely closing Financing Transactions and renegotiating existing relationships; and,

■	Coordinating the professional services of third party consultants, vendors and development companies.

The Company will be responsible for fully supporting AWATSON in all actions and activities pre-approved by the Company that AWATSON may take on behalf of the Company in direct correlation with AWATSON's responsibilities as stipulated herein. The Company shall be responsible for the delivery and development of content for any marketing material and other documents for the express purpose of developing the Entertainment Division and launch of eDOORWAYS and all such material shall be made available to AWATSON when reasonably requested.

2.	Method of Performing Services

AWATSON will determine the method, details, and means of performing the above-described services. AWATSON may perform the Services under this Agreement at any suitable time and location of AWATSON's choice, however AWATSON shall make itself and key management available to the Company the equivalent of two and one half (2 1/2) modified business days per week.

3.	Status of AWATSON

AWATSON as a consultant is and shall remain an independent contractor. AWATSON and any agents or employees of AWATSON shall not act as an officer or employee of Company. Company assumes no liability for AWATSON's actions in performance, or responsibility for taxes, funds, payments or other commitments, implied or expressed, by or for AWATSON.

4.	Use of Employees or Subcontractors

Upon Company's prior written approval if any additional cost to Company will be incurred, AWATSON may use any employees or subcontractors as AWATSON deems necessary to perform the services required of AWATSON by this Engagement. Company acknowledges and agrees that AWATSON may realize a commission on the use of such employees and subcontractors for the performance of additional services as described in Section 11, and such commission shall be an included cost in any proposal submitted to Company by AWATSON. Notwithstanding the foregoing, any proposal prepared by AWATSON, which includes consulting fees to be charged by AWATSON to Company, shall be clearly identified and quoted as such.

AMENDED AND RESTATED ENGAGEMENT AGREEMENT FOR MANAGEMENT &
DEVELOPMENT CONSULTING By AJENE WATSON-6//30/08

CLIENT INITIALS   /s/ GK

5.	AWATSON'S Qualifications

AWATSON represents and warrants that AWATSON has the qualifications and skills necessary to perform the services under this Engagement in a competent and professional manner, and is able to fulfill the requirements of this Engagement. AWATSON shall comply with all applicable federal, state and local laws in the performance of its obligations hereunder, and all materials used by AWATSON in fulfilling its obligations under this Engagement shall not infringe upon any third party copyright, patent, trade secret or other proprietary right. AWATSON acknowledges and agrees that failure to perform all the services required under this Engagement constitutes a material breach of the Engagement.

6.	Exclusivity

During the Engagement, AWATSON shall have the right to initiate, continue and conduct contacts, negotiations or other discussions on behalf of the Company and to serve as the Company's non-exclusive consultant and business director, operating on a best efforts basis with respect to the development and launch of both the Entertainment Division and eDOORWAYS brand. The Company agrees that AWATSON shall be kept fully informed with respect to all brand and business development, business negotiations and other developments regarding the overall launch of eDOORWAYS.

7.	Non Circumvention

AWATSON considers its methods, sources, associates and other professional service providers a valuable asset. These assets have been developed at considerable cost and time, effort and resources, and as such are fundamental to AWATSON's livelihood and future. Accordingly, the Company agrees not to make direct or indirect contact with any of AWATSON's sources or utilize and/or adopt AWATSON's business strategies and/or methods except through AWATSON or with written consent from AWATSON. The Company further agrees not to disclose AWATSON's sources or methods to any third party.

8.	No Obligation to Accept Financing

Company shall not be obligated to accept or implement any business development strategy that may be presented to it by AWATSON, and AWATSON shall have limited authority to make representations on behalf of Company with the Company's prior and expressed consent. However, while AWATSON may not under any circumstance bind Company in any manner whatsoever, he may in principle enter into contractual obligations specific to the development of the Entertainment Division and may in principle negotiation various opportunities as it pertains to the overall development of the eDOORWAYS' business and brand. If Company does elect, adopt, and employ any strategy, business plan, acquisition, merger, partnership or development presented to it by AWATSON, the final terms of implementation shall be fully subject to negotiation and/or approval by Company.

AMENDED AND RESTATED ENGAGEMENT AGREEMENT FOR MANAGEMENT &
DEVELOPMENT CONSULTING By AJENE WATSON-6//30/08

CLIENT INITIALS   /s/ GK

9.	Term and Termination

This Engagement allows for two (2) independent term periods which shall be set forth as follows:

i.	The Trial Period shall be for a period of 90days or three (3) months “Trial Period”.

ii.	If there is no termination of the Trial Period, this Engagement shall automatically renew for an extended period of and additional twelve (12) months ("Extended Period").

Both the Trial and Extended Period's shall collectively be (the “Term”)

This Engagement allows for two (2) termination opportunities; these are as follows:

i.	The Company or AWATSON may terminate the Engagement upon written notice within 48 hours of the termination date of the initial Trial Period.

ii.	If the Trial Period is not terminated, then upon sixty (60) days written notice thereafter the Extended Period commences, the Company or AWATSON may terminate the Engagement at any time.

The proposed terms and statements of intention set forth in this Engagement are based on the information made available to AWATSON about the Company, its industry, the existing market conditions and bona fide intent do develop an Entertainment Division and launch the eDOORWAYS brand. Accordingly, AWATSON, in its sole discretion, shall have the right to terminate the Engagement or indefinitely postpone the Engagement, at any time AWATSON determines that any of the following have occurred:

a.	A material adverse change in the business, condition (financial or other), results of operations or prospects of the Company;

b.	If material information relating to the Company is found to result in unfavorable facts currently unknown to AWATSON or the Company fails to comply with any and all applicable laws and regulations;

c.	There are any unanticipated delays on the part of the Company in proceeding with the launch of eDOORWAYS and/or the development of the Entertainment Division;

d.	The results of any due diligence investigation of the Company's current business and legal affairs by AWATSON are not satisfactory to AWATSON in AWATSON's sole discretion; or

e.	There is any other event of general consequence that in AWATSON's sole discretion, would adversely affect the overall development of the business and launch of the brand.

Similarly to the aforementioned, the proposed terms and statements of intention set forth in this Engagement are based on the information made available to the Company about AWATSON. Accordingly, the Company, in its sole discretion, shall have the right to terminate the Engagement or indefinitely postpone the Engagement, if during the Trial Period AWATSON doesn't make substantial achievements (i.e. forming strategic relationships, implementing possible entertainment model, negotiate/renegotiate transactions, manage third parties and company expectations, etc.) and/or doesn't make any other substantial, quantifiable contribution to the Company; or thereafter the Trial Period, no additional quantifiable contributions of any kind are made.

AMENDED AND RESTATED ENGAGEMENT AGREEMENT FOR MANAGEMENT &
DEVELOPMENT CONSULTING By AJENE WATSON-6//30/08

CLIENT INITIALS   /s/ GK

Any such termination shall be without any continuing obligation of the Company or AWATSON except that: (a) the Company shall remain obligated to pay for any compensation earned and expenses incurred by AWATSON during the Trial Period if such isn't terminated at the prescribed time with cause; (b) in any case, during the Extended Period, the Company shall remain obligated to pay for any compensation earned and expenses incurred by AWATSON to the date of termination; (b) the Indemnification Provisions (as herein defined) and all applicable provisions will remain in effect, and (c) if the Company implements and financially benefits from any development, strategy, business model, partnership, strategic relationship, etc., within eighteen (18) months following such termination, with any person, entity or item that prior to such termination:     (i) AWATSON identified to the Company as a potential participant in the Entertainment Division and/or overall development of company and brand, (ii) contacted or was contacted directly or indirectly by the Company or AWATSON via AWATSON's contacts with respect to the Entertainment Division and/or overall development of the company and brand, (iii) conducted R&D, or, (iv) any strategy, plan, method or business model, then AWATSON shall be entitled to a royalty and/or other type of compensation regardless of whether AWATSON is involved in initiating or consummating the opportunity.

10.	Compensation

Company shall pay both a retainer of ONE HUNDRED FIFTY-FIVE THOUSAND ($155,000) DOLLARS and a monthly fee of FIFTY THOUSAND ($50,000) DOLLARS, which shall be due and payable as follows:

A.	Retainer

Upon execution of this Engagement, the Company shall:

i.	Pay AWATSON a nonrefundable cash retainer of FIVE THOUSAND ($5,000) DOLLARS.

ii.
Pay a nonrefundable equity retainer of ONE HUNDRED FIVE THOUSAND ($105,000) DOLLARS in free trading common stock based on a price of $0.0025 per share, and a refundable equity retainer of FORTY-FIVE THOUSAND ($45,000) DOLLARS in restricted securities based on a price of $0.005 per share; both such retainers combined to total ONE HUNDRED FIFTY THOUSAND ($150,000) DOLLARS.

The refundable portion of the retainer is refundable only in the event the Engagement is terminated at the conclusion of the Trial Period for due cause. Thereafter the Trial Period, such portion of the retainer is no longer refundable.

All retainers shall be due and payable upon execution of this agreement. Whereby the Company lacks sufficient free trading stock to satisfy the aforementioned retention, the company may satisfy any deficits in U.S. Dollars within five (5) business days or deliver such remaining securities to AWATSON over time as free trading stock becomes available but not to exceed a period greater than 120 days.

AMENDED AND RESTATED ENGAGEMENT AGREEMENT FOR MANAGEMENT &
DEVELOPMENT CONSULTING By AJENE WATSON-6//30/08

CLIENT INITIALS   /s/ GK

B.	Monthly Compensation

Company shall pay AWATSON a monthly compensation of FIFTY THOUSAND ($50,000) DOLLARS which shall be paid as follows:

i.
FIFTY-EIGHT (58%) Percent (Twenty-Nine Thousand ($29,000) Dollars) of the monthly compensation shall be paid in the form of Restricted Stock at a 10% discount from the day's prior closing bid price ("Discounted Compensation") on the first business day of each month. Such Discounted Compensation is not to exceed an equivalent share amount of Five Million Eight Hundred Thousand (5,800,000) Shares ("Maximum Share Discounted Compensation") or calculate lower than a per share price of $0.005 ("Minimum Discounted Share Price"). If the per share price of the Discounted Compensation equates to less than the Minimum Discounted Share Price, then the Company shall only issue to AWATSON the Maximum Share Discounted Compensation with any deficits to be satisfied and paid to AWATSON in U.S. Dollars within 30 days.

All Discounted Compensation earned during the Trial Period is refundable if the Engagement is terminated at the conclusion of the Trial Period for due cause. Thereafter the Trial Period, any and all Discounted Compensation earned is nonrefundable; and,

ii.
THIRTY-NINE (39%) PERCENT (Nineteen Thousand Five Hundred ($19,500) Dollars) of the monthly compensation shall be paid in the form of free trading common stock based on the day's prior closing bid price ("Common Compensation") on the first business day of each month. Such Common Compensation is not to exceed an equivalent share amount of Two Million Seven Hundred Eighty-Five Thousand Seven Hundred Fourteen (2,785,714) Shares ("Maximum Share Common Compensation") or calculate lower than a per share price of $0,007 ("Minimum Common Share Price"). If the per share price of the Common Compensation equates to less than the Minimum Common Share Price, then the Company shall only issue to AWATSON the Maximum Share Common Compensation with any deficits to be paid to AWATSON in U.S. Dollars within 30 days.

The Company shall effect an issuance of Free Trading shares, after having been properly registered with the U.S. Securities and Exchange Commission ("SEC") via any appropriate means afforded to the Company by the SEC, to AWATSON in accordance with this Engagement.

All Common Compensation earned throughout the term is nonrefundable; and,

iii.
THREE (3%) PERCENT (One Thousand Five Hundred ($1,500) Dollars) of the monthly compensation shall be paid in cash ("Cash Compensation") on the 1st Business Day of each month with the exception of the initial engagement month as no monthly compensation is required. All cash compensation earned is nonrefundable.

All stock retainers and other stock compensation shall cause the Company, in accordance with this Section 10, to issue certificates to AWATSON or to the name of any Person(s) AWATSON shall elect. In the event AWATSON elects to have Company issue shares in the name of any Person(s) other than AWATSON, than AWATSON will pay all transfer agent and other taxes and charges payable with respect thereto

AMENDED AND RESTATED ENGAGEMENT AGREEMENT FOR MANAGEMENT &
DEVELOPMENT CONSULTING By AJENE WATSON-6//30/08

CLIENT INITIALS   /s/ GK

11.	Invoicing and Payment Terms

AWATSON shall submit to Company an invoice for the Retainer Fee upon the consummation of this Engagement. AWATSON shall also submit to Company a monthly invoice for services rendered on the first of each month. Company agrees to pay Discounted Compensation and Common Compensation to AWATSON within ten (10) days after receipt of the invoice along with any net amount past due to AWATSON within ten (10) days after receipt of the statement. The Cash Compensation must be paid within three (3) days thereafter Company is in receipt of AWATSON's invoice.

12.	Expenses

In addition to the fees described above, and exclusive of any amounts otherwise payable pursuant to the Indemnification Provisions, the Company agrees to cover any expense deemed necessary by Company for AWATSON to incur. Generally these expenses will represent travel, lodging, transportation, document procurement/delivery and any pre-approved reimbursement. All other expenses incurred by AWATSON as a result of AWATSON's general business methods, practices and daily operation requirements are the sole responsibility of AWATSON.

The Company also agrees to cover any expense and/or fees charged by third parry professionals should it be determined by both the Company and AWATSON that such professional services are required. For the sake of clarity, AWATSON's Engagement shall not include giving tax, legal, regulatory, accounting or other specialist or technical advice or associated services. The Company hereby acknowledges that AWATSON has not been engaged too and will not particularly seek to raise funds at anytime for the eDOORWAYS brand and/or its Entertainment Divisions and is not a licensed bank, securities broker or dealer or legal counsel and is in no way not acting as or holding itself out to be any of the above.

13.	Entire Agreement

This Engagement is intended to and does contain and embody all of the understandings and agreements, both written and oral, between the parties with respect to the subject matter of this Engagement, and this Engagement supersedes all prior agreements and understanding with respect to the subject matter hereof.

14.	Disclosure of Information

The Company will furnish AWATSON with such information concerning the Company and its industry as AWATSON reasonably requests in connection with this Engagement. The Company warrants and represents that such information will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company further warrants and represents that any marketing material, financial forecasts and projections, information or implied intention that it makes or provides to AWATSON will be prepared in good faith and will be based upon assumptions that reflect the best judgments of the management of the Company as to the matters covered thereby and, in light of the circumstances under which they are made, are reasonable. In addition, the Company will keep AWATSON advised of all material developments affecting the Company. The Company recognizes and agrees that AWATSON (a) will rely solely on such information and other information available from generally recognized public sources in performing the services contemplated hereunder; and (b) will not undertake independent verification of, and does not assume responsibility for the accuracy or completeness of, such information.

AMENDED AND RESTATED ENGAGEMENT AGREEMENT FOR MANAGEMENT &
DEVELOPMENT CONSULTING By AJENE WATSON-6//30/08

CLIENT INITIALS   /s/ GK

The Company acknowledges that all opinions and advice (written or oral) given by AWATSON to the Company in connection with AWATSON's Engagement will be treated by the Company as confidential, are intended solely for the use of the Board of Directors and senior management of the Company in considering the development of the Entertainment Division to which they relate and are not for the use of, and cannot be relied upon, by any other person or be used or relied upon for any other purpose. The Company shall not make any public references to AWATSON without the prior written consent of AWATSON. Without prior consultation with AWATSON, the Company shall not make any disclosure of such developments otherwise when required by law or by order of a court of competent jurisdiction, or make any announcement or filing, otherwise when so legally required, in which AWATSON's name appears.

15.	Modification

A modification or waiver of any of the provisions of this Engagement shall be effective only if made in writing by the parry against whom its enforcement is sought. The failure of any party to insist upon strict performance of any of the provisions of this Engagement shall not be construed as a waiver of any subsequent default of the same or any similar nature, or of another nature or kind.

16.	Addresses for Notices

All notices and other communications provided for hereunder shall be in writing and shall be delivered by United States mail, hand delivery or by Private Courier to:

If to the Company:

eDOORWAYS Corporation
2602 Yorktown Place
Houston, Texas 77056

If to AWATSON:

AJENE WATSON
P.O. Box 781047
Orlando, FL 32878-1047

All notices requests, and other communications shall be deemed delivered and received only upon actual receipt by the addressee).

17.	Indemnification

The Company and AWATSON agree to the indemnification and contribution provisions set forth on Annex A, attached to this Engagement and incorporated herein in its entirety (the "Indemnification Provisions").

AMENDED AND RESTATED ENGAGEMENT AGREEMENT FOR MANAGEMENT &
DEVELOPMENT CONSULTING By AJENE WATSON-6//30/08

CLIENT INITIALS   /s/ GK

18.	Miscellaneous

Each of AWATSON and the Company represents that this Engagement has in all respects been duly authorized, executed and delivered by and on behalf of itself. This Engagement and the Indemnification Provisions embody the entire agreement and understanding of the parties hereto and supersede all prior agreements and understandings, written and oral, relating to the subject matter hereof and may not be modified or amended, or any term or provision hereof waived or discharged, except in writing signed by the party against whom such modification, waiver or discharge is sought to be enforced. This Engagement, all rights and obligations in connection herewith and any claim related directly or indirectly to this Engagement (including any claim concerning advice provided pursuant to this Engagement) shall be governed and shall be interpreted, construed and enforced in accordance with and governed by the applicable laws of NY without regard to principles of conflict of laws. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Engagement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the State of New York (the "NY Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the NY Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such NY Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Engagement and agrees that such Service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Engagement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Engagement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Nothing in this Engagement shall limit AWATSON's ability to consult and conduct business for and with others, including competitors of the Company, and to engage in activities similar to those contemplated hereunder.

The Company acknowledges and agrees that (i) this Engagement does not constitute a commitment or undertaking on the part of AWATSON to provide any financing; (ii) AWATSON is acting as an independent contractor hereunder, and neither anything in this Engagement nor the nature of AWATSON's services shall be deemed to create a partnership, fiduciary or agency relationship between AWATSON or any other party unless otherwise specified; and (iii) AWATSON has no duties or obligations to any other person, including without limitation the equity holders and creditors of the Company, by virtue of this Engagement or the retention of AWATSON hereunder, and no such person shall be deemed a third party beneficiary of this Engagement or have any rights by virtue of this Engagement or the retention of AWATSON hereunder.

19.	No Assignment

No party may assign or transfer any rights or obligation hereunder.

AMENDED AND RESTATED ENGAGEMENT AGREEMENT FOR MANAGEMENT &
DEVELOPMENT CONSULTING By AJENE WATSON-6//30/08

CLIENT INITIALS   /s/ GK

If any Indemnified Party is requested or required to appear as a witness in any Action, then the Parties agree to pay the Indemnified Party's a per diem fee of $1,500 per person for each half day of testimony and $750 per person for each half day of preparation for any time such Indemnified Party expends in connection with appearing and/or preparing to appear as a witness in such Action.

If for any reason the foregoing indemnification is unavailable or insufficient, then the Parties shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Parry to the extent such indemnification is unavailable or insufficient in such proportion as is appropriate to reflect (i) the relative benefits to the other Party and its shareholders of the matters contemplated by the Agreement received, or sought to be received (whether or not a Transaction is consummated) or (ii) if the allocation provided by the immediately preceding clause is not permitted by the applicable law, not only such relative benefits but also the relative fault of either Party, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall either Party contribute less than the amount necessary to ensure that all Indemnified Parties, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the other Party pursuant to the Agreement. For purposes of the foregoing, relative benefits to the both Parties (and any other Indemnified Party) shall be deemed to be in the same proportion that the total value paid or contemplated to be paid in connection with a Transaction bears to the fees paid to AWATSON pursuant to its engagement in respect of such Transaction.

If multiple claims are asserted against an Indemnified Party in any Action, and indemnification as to at least one of such claims is permitted under applicable law and provided for under this Annex A, then the Parties agree that any judgment or award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or award expressly states that the judgment or award, or any portion thereof, is based solely on a claim or claims as to which indemnification is not available.

AMENDED AND RESTATED ENGAGEMENT AGREEMENT FOR MANAGEMENT &
DEVELOPMENT CONSULTING By AJENE WATSON-6//30/08

CLIENT INITIALS   /s/ GK

IN WITNESS WHEREOF, the parties have executed this Engagement as of the Effective Date.

Please confirm that the foregoing correctly sets forth our agreement by signing sad returning to AWATSON before June 30*, 2008. A duplicate signed copy of this Engagement is enclosed herewith.

AJENE WATSON

By:	/s/ Ajene Watson
Ajene Watson
Member		6/30/08

Accepted and agreed to, as of the date of this letter:

eDOORWAYS Corporation

By:	/s/ Gary f. Kimmons
Name:	Gary f. Kimmons
Title:	CEO	6/30/08

CLIENT INITIALS   /s/ GK

IN WITNESS WHEREOF, the parties have executed this Engagement as of the Effective Date.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to AWATSON before June 30th, 2008. A duplicate signed copy of this Engagement is enclosed herewith.

AJENE WATSON

By:	/s/Ajene Watson
Ajene Watson
Member

Accepted and agreed to, as of the date of this letter:

eDOORWAYS Corporation

By:
Name:	Gary f. Kimmons
Title:	CEO

CLIENT INITIALS   /s/ GK

Annex "A"

Indemnification Provisions

In connection with the Engagement of AWATSON Corp. ("AWATSON") by eDOORWAYS Corporation (the "Company") dated March 10th, 2008, between the Company and AWATSON (collectively the "Parties"; individually, the "Party") as it may be amended from time to time (the "Agreement"), the Parties hereby agree as follows:

The Parties agree to indemnify the other Party, each Party's present and former controlling persons (as such term is defined in the Securities Act of 1933), affiliates, directors, officers, employees, agents and representatives (AWATSON and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages, judgments, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements), joint or several, to which such Indemnified Party may become subject under any federal or state law or otherwise (collectively, "Liabilities"), and will reimburse each Indemnified Party for all fees and expenses (including reasonable attorneys' fees and disbursements) (collectively, "Expenses") as they are incurred in investigating, preparing for (including preparing to present testimony or evidence), pursuing, presenting testimony or evidence relating to or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation, whether or not either Party initiated such action and whether or not either Party or any Indemnified Party is a party (collectively, "Actions"), (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any sale or offering memorandum provided to third parties or in any proxy statement or similar document, if any, provided to the Company's shareholders (including any amendments thereof and supplements thereto, collectively, the "Disclosure Documents") or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Party furnished in writing by or on behalf of such Indemnified Party expressly for use in the Disclosure Documents) or (ii) otherwise relating to, arising out of or in connection with the Agreement or this Annex A (including the enforcement thereof), advice or services rendered or to be rendered by any Indemnified Party pursuant to the Agreement, the transactions contemplated thereby or any Indemnified Party's actions or inactions in connection with any such advice, services or transactions, except that, in the case of clause (ii) only, the Company shall have no such obligation in respect of any Liabilities or Expenses of any Indemnified Party that are finally judicially determined to have arisen solely and directly out of the willful misconduct or gross negligence of such Indemnified Party.

The Parties also agree that either Party shall have any liability to the other Party in connection with any matter relating to the Engagement under the Agreement, except to the extent finally judicially determined that such liability resulted solely and directly from the willful misconduct or gross negligence of such Indemnified Party.

The Parities in their discretion may assume the defense of any Action. If either Party assumes the defense of an Action, then the defending Party shall not be liable for any Expenses subsequently incurred by an Indemnified Party in connection with such Action (other than Expenses incurred in investigation, to prepare to present testimony or evidence or to present testimony or evidence) unless (i) the Parties have failed to provide legal counsel reasonably satisfactory to such Indemnified Party in a timely manner or (ii) such Indemnified Party shall have reasonably concluded that the representation of such Indemnified Party by legal counsel selected by the other Party would be inappropriate due to actual or potential conflicts of interest or that there may be legal defenses available to such Indemnified Party that are different from or additional to those available to either Party or any other Indemnified Party represented by such legal counsel. The Parties also have the right to employ separate counsels and to participate in the defense thereof at its own expense. Whether or not the other Party participates in such defense, the defending Party will not enter into any settlement agreement or compromise with respect to any such Action without the written consent of the other Party, unless such settlement or compromise includes an unconditional release of the other Party and all other Indemnified Parties from all Liabilities with respect to such Action.

AMENDED AND RESTATED ENGAGEMENT AGREEMENT FOR MANAGEMENT &
DEVELOPMENT CONSULTING By AJENE WATSON-6//30/08